Exhibit 10.48

August 24, 2004

Mr. Sheldon R. Erikson
Chairman, President & CEO
Corporate
Houston, TX

Dear Mr. Erikson,

     The Company has concluded that it is in the best interests of its stockholders to amend its employment agreement with you, dated September 1, 1999, (the “Employment Agreement”) by eliminating Section 10A. in its entirety. The Company, therefore, is offering the following consideration in return for your agreement to waive and cancel your rights under Section 10A.:

1.	Payment of the sum of three hundred and two thousand, seven hundred and fifty one dollars ($302,751);

2.	Substitution of the following in part (iii) of the definition “Change of Control” so that part (iii) will read in its entirety:

a merger or consolidation involving the Company or its stock, or an acquisition by the Company, directly or indirectly or through one or more subsidiaries, of another entity or its stock or assets in exchange for the stock of the Company unless, immediately following such transaction, more than 80% of the then outstanding Voting Securities of the surviving or resulting corporation or entity will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, of the Company’s outstanding Voting Securities immediately prior to such transaction (treating, for purposes of determining whether the 80% continuity test is met, any ownership of the Voting Securities of the surviving or resulting corporation or entity that results from a stockholder’s ownership of the stock of, or other ownership interest in the corporation or other entity with which the Company is merged or consolidated as not owned by persons who were beneficial owners of the Company’s outstanding Voting Securities immediately prior to the transaction).

Mr. Sheldon Erikson
August 24, 2004

     If you agree to so amend your Letter Agreement, please execute and return this letter to Bill Lemmer.

Very truly yours,

/s/ David Ross

David Ross
Chairman, Compensation and Governance Committee of the Board of Directors
ACCEPTED AND AGREED:

/s/ Sheldon R. Erikson

Name: Sheldon R. Erikson
Date: August 24, 2004